                                                              EXHIBIT 10(PPPPPP)

                              CONSULTING AGREEMENT

                  (Voice Powered Technology International, Inc.
                               Edward M. Krakauer)

             This Consulting Agreement (this "Agreement") is entered into as of this 2nd day of May, 1997, by and between Voice Powered Technology International, Inc., a California corporation (the "Company"), and Edward M. Krakauer, an individual ("Consultant").
                                    RECITALS

               A. The Company is engaged in the business of developing, marketing, licensing, and otherwise exploiting voice recognition technology and products.

               B. The Company and Consultant are presently parties to that certain 1993 Employment Agreement dated August 3, 1997, and as thereafter amended (the "Employment Agreement"), pursuant to which Consultant is employed by the Company.

               C. Simultaneously with the execution of this Agreement, the parties are executing a Termination Agreement (the "Termination Agreement") whereby they agree to terminate the Employment Agreement.

               D. The Company desires to retain Consultant to provide the services described below upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

               1. Term of Agreement. Consultant hereby agrees with the Company to provide the services hereinafter described on the terms and conditions set forth herein for the period commencing on the date of this Agreement and ending on June 30, 1998 (the "Term").

               2. Duties. Consultant shall assist appropriate Company personnel using Consultant's commercially reasonable efforts to enable such personnel to learn and take over all of the executive and other functions previously performed by Consultant for the Company, and to provide the Company with Consultant's advice and services on and subject to the terms herein provided. Consultant shall provide such services, and such other services as the Company may request which are similar to those heretofore provided by Consultant to the Company, in person, via telephone or other means acceptable to both parties for a minimum of two (2) days per week during the Term of this Agreement. The Company shall give reasonable advance notice to Consultant regarding the exact hours during which such services are to be provided.

                      In addition to the foregoing duties, the Consultant may (though he is not required to) continue to serve on the Company's Board of Directors.

               3. Nature of Services; Competition. Consultant shall use his commercially reasonable efforts in the performance of his duties hereunder. For a period of one (1) year immediately following the commencement of the Term hereof, Consultant will neither permit his name to be used by, nor engage in or carry on, directly or indirectly, either for himself or as a member or manager of a partnership or limited liability company, or as a stockholder (except as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation), investor, officer or director of a corporation or as an employee, agent, associate or consultant of any person, partnership, limited liability company or corporation in any business in competition with the Company's voice recognition technology business.

               4. Consulting Fee. The Company shall pay the Consultant a consulting fee of Five Thousand Dollars ($5,000) per month on the 15th day of each month, with the first payment due on May 15, 1997.

               The Company shall pay all sums called for hereunder as and when required notwithstanding any dispute or disagreement with Consultant concerning his services hereunder or any other matter unless and until the Company obtains a final judgment from a court of competent jurisdiction to the effect that the Company is not obligated to make such payments and the appeal period and any appeal of any such judgment has expired or concluded, as the case may be, and, additionally, Consultant shall not have a duty to mitigate his damages hereunder. Any failure to pay a monthly installment hereunder must be cured by the Company within five (5) business days of its receipt of written notice of such failure.

               5. Medical Insurance. The Company will maintain health insurance coverage for Consultant through June 30, 1997, after which all such insurance coverage will be terminated. Thereafter, the Company will pay to Consultant an additional Two Hundred Dollars ($200) per month during the Term of this Agreement in lieu of providing health insurance coverage.

               6. Relationship and Authority, Taxes, Insurance, Other. The relationship between the Company and Consultant intended to be created by this Agreement is that of an independent contractor, and nothing herein contained shall be construed as creating a relationship of employer and employee or principal and agent between the parties hereto. Consultant covenants and agrees that he shall not act as if or make any representation that he is authorized to act as an agent or officer of the Company. Consultant, not the Company, shall pay all federal income taxes, FICA taxes, medicare taxes, state income taxes, state disability insurance, and all other federal, state, and local taxes, insurance, or other charges relating to Consultant's performance of services hereunder. Consultant shall also carry for himself any required worker's compensation insurance.

             7. Surrender of Books and Records. Consultant agrees that, as and when requested to do so by the Company, and in any event upon the termination of this Agreement, Consultant shall immediately surrender to the Company all lists, books and records (and any copies thereof) of, or in connection with, the business of the Company, and all other properties belonging to the Company then in his possession, it being distinctly understood that all such lists, books and records, and other documents or property are the confidential, proprietary property of the Company.

             8. Trade Secrets of the Company. Prior to and during the Term hereof Consultant has had and will have access to and become acquainted with various trade secrets consisting of devices, secret inventions, processes, and compilations of information, records, and specifications, which are owned by the Company, and which are regularly used or to be used in the operation of the business of the Company. Consultant shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the Term of this Agreement or at any time thereafter, except as required in the course of rendering his services to the Company. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed under any circumstances from the premises where the work of the Company is being carried on without the prior written consent of the Company or consistent with the Company's normal business practices.

             9. Inventions and Patents. Consultant agrees that as to any inventions relating to the Company's business made by him during the Term of his employment prior to the date hereof, or during the Term of this Agreement, solely or jointly with others, which are made with the equipment, supplies, facilities or trade secret information of the Company, or which relate at the time of the conception or reduction to purchase of the invention to the business of the Company (which currently is voice recognition technology products) or the Company's actual or demonstrably anticipated research or development, or which result from any work performed by Consultant for the Company, shall belong to the Company, and Consultant promises to assign such inventions to the Company. Consultant also agrees that the Company shall have the right to keep such inventions as trade secrets, if the Company chooses. Consultant agrees to assign to the Company Consultant's rights in any other inventions where the Company is required to grant those rights to the United States government or any agency thereof.

                      This Agreement does not apply to any inventions which are the subject of Section 2870 of the California Labor Code.

                      In order to permit the Company to claim rights to which it may be entitled, Consultant agrees to disclose to the Company in confidence all inventions which Consultant makes arising out of the Consultant's services hereunder (or his prior employment) and all patent applications filed by Consultant through expiration of the Term hereof.

                      Consultant shall assist the Company in obtaining patents on all inventions, designs, improvements, and discoveries deemed patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent, to vest the Company with full and extensive title thereto, and to protect the same against infringement by others.

               10. Confidential Data of Customers of the Company. Consultant in the course of his employment prior to the commencement of the Term hereof, and during the Term hereof, may be handling financial, accounting, statistical, and personnel data of customers of the Company. All such data is confidential and shall not be disclosed, directly or indirectly, or used by Consultant in any way, either during the Term of this Agreement or at any time thereafter, except as required in the course of rendering services hereunder.

               11. Assignment. Neither the rights of the Company nor its obligations under this Agreement may, without the consent of Consultant (which consent may be granted or withheld in Consultant's sole and absolute discretion), be assigned by the Company to any parent, subsidiary, or successor of the Company; provided that such parent, subsidiary or successor acknowledges in writing that it is also bound by the terms and obligations of this Agreement, and any such assignment shall not release the Company from any of its obligations hereunder. Except as provided in the preceding sentence, the Company may not assign all or any of its rights, duties or obligations hereunder without prior written consent of Consultant. Consultant may not assign all or any of his rights, duties or obligations hereunder without the prior written consent of the Company.

               12. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered when actually received, or, if earlier and regardless of whether actually received, three (3) business days after deposit in a regularly maintained receptacle for United States mail, registered or certified, postage fully prepaid, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this paragraph and actually received by the addressee:


                         If to Consultant:

                              Mr. Edward M. Krakauer
                              940 Bluegrass Lane
                              Los Angeles, California 90049

                         With a copy to:

                              Rosenfeld & Wolff
                              2049 Century Park East, Suite 600
                              Los Angeles, California 90067
                              Attention: Morton M. Rosenfeld, Esq.

                         If to the Company:

                              Voice Powered Technology
                                International, Inc.
                              18425 Burbank Boulevard, Suite 508
                              Tarzana, California 91356
                              Attention: Mr. Mitchell B. Rubin

                         With a copy to:

                              Cox, Castle & Nicholson, LLP
                              2049 Century Park East, Suite 2800
                              Los Angeles, California 90067
                              Attention: Samuel H. Gruenbaum, Esq.

               13.    Miscellaneous.

                      1 Entire Agreement. This Agreement, the Termination Agreement and that certain Indemnity Agreement dated August 3, 1993 between the Company and Consultant constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations and understandings of the parties in connection therewith, including the aforementioned Employment Agreement.

                      2 Amendment. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement or the change, waiver, discharge or termination is sought.

                     3   Waiver.  Any term or condition of this Agreement may be
waived only in writing at any time by the party hereto which is entitled to be the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion.

                     4   Severability.  If any term, provision, covenant, or
restriction is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, or restrictions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired, or invalidated; provided, however, that the deletion of such term, provision, covenant, or restriction would not materially impair the performance of the transactions contemplated hereunder.

                     5   Counterpart Execution.  This Agreement may be executed
in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                     6   Headings. The headings set out in this Agreement are
for the convenience of the parties and shall not be deemed a part of this Agreement.

                     7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the parties agree to submit to the jurisdiction of the courts in California with respect to any lawsuits, judicial reference or other legal proceedings arising hereunder or in connection herewith.

                     8   Dispute Resolution.  Any dispute or disagreement
between the parties with respect to any term of this Agreement, the subject matter hereof or the interpretation or enforcement hereof shall be resolved pursuant to the dispute resolution provisions set forth in Sections 638 - 645.1 of the California Code of Civil Procedure and the unsuccessful party in any such litigation shall pay to the successful party all costs and fees, including reasonable attorneys' fees, incurred by the successful party and such costs and fees shall be included in and as part of any judgment rendered in such action.

                     9   Legal Representation.  Both parties acknowledge that
Cox, Castle & Nicholson, LLP has represented only the Company in connection with the negotiation and preparation of this Agreement, and has not served as legal counsel for Consultant in connection with same. Each party hereto has been represented by its own separate legal counsel in connection with the negotiation and preparation of this Agreement. By execution hereof, the Consultant consents to Cox, Castle & Nicholson, LLP representing the Company in connection with the drafting and negotiation of this Agreement, and waives any conflict of interest in connection therewith arising out of any past representation of Consultant by Cox, Castle & Nicholson, LLP.

               IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year first above written.

                                                  "COMPANY"
                                                  Voice Powered Technology
                                                  International, Inc., a
                                                  California corporation

                                                  By: /S/Mitchell B. Rubin
                                                      --------------------------
                                                      Mitchell B. Rubin,
                                                      President/CEO

                                                  "CONSULTANT"
                                                  Edward M. Krakauer, an
                                                  individual

                                                  By: /S/Edward M. Krakauer
                                                      --------------------------
                                                      Edward M. Krakauer